Exhibit 99.1
Aerohive® Appoints Ingrid Burton to Board of Directors
Milpitas, Calif. — March 20, 2019 — Aerohive NetworksTM (NYSE: HIVE), a leader in cloud-managed networking, today announced it has appointed Ingrid Burton, current CMO at H20.ai, to its board of directors effective immediately. Ingrid is a proven executive with over 30 years of experience building brands, creating demand, and growing businesses.
News Facts:

•	Ingrid Burton joins Aerohive’s Board of Directors. Ingrid Burton currently serves as CMO at H2O.ai, the open source leader in AI and Machine Learning.

•	Ingrid also served as CMO at Hortonworks, SVP of Technology and Innovation Marketing at SAP, and as CMO at both Silver Spring Networks and Plantronics.

•	Ingrid spent nearly 20 years at Sun Microsystems, where she held various executive and senior management positions involved with corporate marketing and branding.

•	Ingrid has also advised startups as a marketing expert, including DriveScale, Paxata and MapR.
Comments:
“I’m delighted that Ingrid is joining Aerohive’s board and will bring decades of knowledge and experience in strategy, positioning, open source, artificial intelligence (AI), and machine learning (ML),” said David Flynn, chief executive officer, Aerohive Networks. “Ingrid has advised and led several growth companies as a marketing expert and has solidified her role in driving brand and marketing transformation, positioning companies for growth. We look forward to Ingrid’s contributions as we continue to seal our place as an industry leader in cloud-managed networking, artificial intelligence, and machine learning.”
"I am thrilled to join the Aerohive board," said Ms. Burton. "Aerohive has the vision to deliver the next generation of AI-driven networking in the cloud. Their continuous innovation and leadership in this space makes this a very exciting opportunity. I look forward to helping the team deliver on its mission to provide limitless network intelligence for organizations globally."
About Aerohive Networks
Aerohive uses Cloud Management, Machine Learning, and Artificial Intelligence to radically simplify and secure the Access Network. Our Cloud-Managed Wireless, Switching, Routing, and Security technologies provide unrivalled flexibility in deployment, management, and licensing. Credited with pioneering Controller-less Wi-Fi and Cloud Management, Aerohive delivers continuous innovation at Cloud-speed that constantly challenges the industry norm, allowing customers to rethink what's possible. Our innovations and global cloud footprint radically simplify Access Network operation for 30,000+ customers and 10+ million daily users. See how at www.aerohive.com/customers.
Aerohive was founded in 2006 and is headquartered in Milpitas, CA. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, or become a fan on our Facebook page.
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding new Aerohive product and service offerings and statements regarding their expected performance, market receptiveness and competitive advantage. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. The actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, risks and uncertainties related to: general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment, performance and adoption of new products and services, risks associated with our growth, competitive pressures from existing and new companies, technological change, product development delays, our inability to protect Aerohive intellectual property or to predict or limit exposure to third party claims relating to its or Aerohive's intellectual property, and general market, political, regulatory, economic and business conditions in the United States and internationally.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company’s recent annual report on Form 10-K and quarterly report on Form 10-Q.  Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC's website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

###

“Aerohive” and “HiveManager” are registered trademarks and “Aerohive Networks” is a trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners.  All rights reserved.
PRESS CONTACTS
Aerohive Networks
Talia Malik
Manager of Corporate Communications
408.605.2019
tmalik@aerohive.com
Twitter: @Aerohive

2